[LETTERHEAD OF LAW OFFICES OF DECHERT]

                                                                     EXHIBIT 5.1



April 6, 2001

Select Medical Corporation
4716 Old Gettysburg Road
P.O. Box 2034
Mechanicsburg, Pennsylvania  17055

Re:       5,756,141 Shares of Common Stock
          --------------------------------

Gentlemen and Ladies:

          We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 5,756,141 shares (the "Shares") of your Common Stock, par value $.01 per share ("Common Stock") proposed to be issued pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission under the Securities Act relating to the Company's Amended and Restated 1997 Stock Option Plan (the "Plan").

          We have participated in the preparation of the Registration Statement and examined such corporate records and documents and matters of law as we have considered appropriate to enable us to give this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

          Based upon and subject to the foregoing, it is our opinion that the Shares have been duly and validly authorized by the Company, and that the Shares issuable upon exercise of stock options, when issued in accordance with the terms of the Plan and option agreements, and delivered to the purchasers thereof against payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

          The opinion expressed herein is rendered for your benefit in connection with the transactions contemplated herein. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                        Very truly yours,

                                                        Dechert